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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cell Pathways, Inc. and subsidiaries:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-3 Registration Statement File No. 333-55158, Form S-8 Registration Statement File No. 333-51762, Form S-3 Registration Statement File No. 333-50514, Form S-8 Registration Statement File No. 333-66701 and Form S-3 Registration Statement File No. 333-93811.


/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
March 22, 2002